
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 3 Financial Statements for the quarter ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1998
<CASH>                                         248,228
<SECURITIES>                                         0
<RECEIVABLES>                                   27,923<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,186,904
<PP&E>                                      31,516,291<F2>
<DEPRECIATION>                            (20,840,641)<F3>
<TOTAL-ASSETS>                              12,138,705
<CURRENT-LIABILITIES>                          676,369
<BONDS>                                     19,029,776<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,567,440)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,138,705
<SALES>                                              0
<TOTAL-REVENUES>                             1,885,971<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,262,077<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             423,290
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   200,604<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets" on the
Balance Sheet.
<F2>Includes apartment complexes of $30,996,707 and deferred expenses of $519,584.
<F3>Includes depreciation of $20,616,197 and amortization of deferred expenses of
$224,444.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners ($329,622) and the Limited
Partners ($7,237,818).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $711,602, real estate taxes of $139,447 and depreciation and amortization of $411,028.
<F8>Net Income allocated $2,006 to General Partners and $198,598 to Limited
Partners.  Net income of $7.62 per unit on 25,000 units outstanding.

